Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, Treasurer & IR Officer
Denver, Colorado 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Liberty Midstream & Resources Executes Agreements with

Chesapeake Appalachia, L.L.C. and Statoil Natural Gas LLC and Announces

the Planned Construction of a Second Major Processing Complex in the Marcellus

DENVER—September 15, 2009—MarkWest Liberty Midstream & Resources, LLC, a partnership between MarkWest Energy Partners, L.P. (NYSE: MWE) and the Midstream & Resources Funds announced today that it reached definitive agreements with Chesapeake Appalachia, L.L.C. (“Chesapeake”), a subsidiary of Chesapeake Energy Corporation (NYSE: CHK), and Statoil Natural Gas LLC (“Statoil”), a wholly owned subsidiary of StatoilHydro ASA (NYSE:STO), to process gas at MarkWest Liberty’s new Majorsville processing plant.  The new Majorsville plant is planned to be constructed and located in the panhandle of West Virginia.  The agreements announced today are in addition to an agreement MarkWest Liberty executed earlier this year with Range Resources to process gas at the Majorsville facility. All three agreements include significant acreage dedications and other commitments. MarkWest expects to complete the new 120 million cubic feet per day Majorsville cryogenic plant in mid 2010.

The hydrocarbon-rich gas produced by Chesapeake and Statoil is to be gathered by NiSource Gas Transmission and Storage affiliate Columbia Gas Transmission using its infrastructure in Marshall and Wetzel counties in West Virginia.  Pursuant to the arrangements MarkWest and Columbia announced in August 2008, Columbia will deliver the gas to MarkWest Liberty’s Majorsville processing plant, which is planned to be located adjacent to Columbia’s existing Majorsville compressor station.

The hydrocarbon liquids produced at the Majorsville plant will be connected via pipeline to MarkWest Liberty’s Houston, Pennsylvania processing complex.  MarkWest Liberty plans to install an approximate 37,000 barrel per day fractionation facility at the Houston complex, as well as transportation, storage, and marketing infrastructure, to sell the hydrocarbon liquids into high-value markets in the northeastern United States.  MarkWest Energy currently operates a 22,000 barrel per day fractionation, storage, and marketing facility near Portsmouth, Ohio.

“We are pleased to announce these very strategic agreements with Chesapeake and Statoil that solidify Majorsville as our second major gas processing hub in the Marcellus,” commented Frank Semple, Chairman, President and Chief Executive Officer.  “MarkWest Liberty is the largest provider of midstream services in the Marcellus shale and we are investing a significant amount of capital to provide the critical midstream infrastructure necessary to economically develop the Marcellus.  This expansion of our Marcellus midstream infrastructure further demonstrates MarkWest Liberty’s commitment to develop the facilities required to meet our customers’ long-term needs.”

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.